Exhibit 10.3

SECOND AMENDED STOCK PURCHASE

AND TRUST AGREEMENT

This Second Amended Stock Purchase and Trust Agreement made and entered into by and between Ralph T. Hurley and wife, Willa Dean Hurley hereinafter referred to as (“Seller”) and Volunteer Bancorp, Inc., a corporation organized and existing under the laws of the State of Tennessee, hereinafter referred to as (“Volunteer”).

WHEREAS, Seller and Volunteer entered into a Stock Purchase Agreement dated April 13, 2006 providing for the purchase by Volunteer of all Seller’s shares of the common stock (“stock”) of Volunteer in four (4) equal annual transactions to have been concluded on or before June 1, 2009, the (“purchase price”); and

WHEREAS, Seller and Volunteer entered into an Amended Stock Purchase Agreement, (“Amended Agreement”) dated the 16th day of June, 2008 reciting and confirming that one-half (1/2) of the common stock of Seller had been purchased by Volunteer, and that the purchase of the remaining shares would be made in two (2) equal annual transactions, the first to occur between January 1,2010 and June 1, 2010 for the purchase of 21,375 shares, and. the second equal annual transaction to occur between January 1, 2011 and June 1, 2011 for the purchase of an additional 21,375 shares, which purchase would conclude the purchase of all the shares held by Seller by Volunteer; and

WHEREAS, Volunteer has requested, and Seller has consented, that the remaining one-half (1/2) of the shares held by Seller, and un-purchased by Volunteer, shall be transferred from Seller to a Trustee, which shares shall be held by said Trustee, in Trust, until the completion of all terms, covenants and obligations herein, and that the remaining purchase price to be paid by Volunteer to Seller ($940,500.00) shall be deferred pursuant to the terms contained herein and shall constitute a binding obligation of Volunteer to Seller, all as further set forth herein;

NOW, THEREFORE, WITNESSETH pursuant to the covenants, promises and undertakings hereinabove and hereinafter set forth, the parties do hereby agree as follows:

1. Seller shall, upon execution of this Agreement, transfer 42,750 shares of the common stock of Volunteer Bancorp, Inc., all the shares held by Seller, to William E. Phillips, as Trustee, to be held for the use and benefit of Volunteer Bancorp, Inc. under the terms and conditions as hereinafter set forth.

2. Volunteer shall, upon receipt of the shares of common stock as set forth above by the Trustee, be obligated to pay unto Seller the sum of $940,500.00 plus interest, from the commence date as defined herein, at the rate of five (5) percent per annum on the outstanding balance of any indebtedness owed hereunder.

3. Payments of interest and principal shall be made in five (5) equal annual installments beginning six (6) months following the (“commence date”). The commence date is hereby defined as that date upon which The Citizens Bank of East Tennessee (a wholly owned subsidiary of Volunteer Bancorp, Inc.) is no longer specifically precluding from making such payment by way of enhanced State or Federal oversight and regulation pursuant to a Consent Order or Memorandum of Understanding with any State or Federal regulator.

4. Interest shall begin to accrue on the commencement date.

5. Nothing herein shall prevent Volunteer from voluntarily prepaying any installment prior to the due date set forth herein without penalty.

6. The Trustee named herein shall be entitled to vote the stock.

7. Upon payment of the purchase price in full, by Volunteer to Seller, the Trust established herein shall terminate, and the stock may be disposed of or used by Volunteer in any manner deemed appropriate by Volunteer.

8. In the event of a breach of this agreement by Volunteer, Seller shall be entitled to a re-conveyance of the 42,750 shares of stock by the Trustee, and the Trust herein shall terminate, and Seller shall be entitled to the full use of said stock without encumbrance thereon whatsoever together with any other remedy permitted by law or equity.

IN WITNESS WHEREOF the parties have hereunto set their hands on this the

10 day of NOVEMBER 2010.

Ralph T. Hurley

Witness

Willa Dean Hurley

Witness

VOLUNTEER BANCORP, Inc. By: Reed Matney

Attested by:

Title: President & ceo

secretary

STATE OF TENNESSEE COUNTY OF HAWKINS

Personally appeared before me, the undersigned Notary Public in and for said county, the within named bargainor, RALPH T. HURLEY, with whom I am personally acquainted (or proved to me in the basis of satisfactory evidence), and who acknowledged that he executed the within instrument for the purposes therein contained.

[GRAPHIC APPEARS HERE]

WITNESS my hand and official seal at office, this 2010.

Notary Public

My Commission Expires:

STATE OF TENNESSEE COUNTY OF HAWKINS

Personally appeared before me, the undersigned Notary Public in and for said county, the within named bargainor, WILLA DEAN HURLEY, with whom I am personally acquainted (or proved to me in the basis of satisfactory evidence), and who acknowledged that she executed the within instrument for the purposes therein contained.

2010.

WITNESS my hand and official seal at office, this 10th day of November

My Commission Expires:

Notary Public

STATE OF TENNESSEE COUNTY OF HAWKINS

Before me, a Notary Public in and for the state and county aforesaid, personally appeared Reed Matney , with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the President of the VOLUNTEER BANCORP, Inc.,

the within named bargainor, and that he, as such President, being authorized to do so, executed the foregoing instrument for the purposes therein contained.

WITNESS my hand and official seal at office, this 24th day of

[GRAPHIC APPEARS HERE]

Notary Public

, 2010.

My Commission Expires: